EXHIBIT 3
                        Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005
                               September 16, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           Re:      West Texas Utilities Company
                                    Post-Effective Amendment No. 9 to the
                                    Form U-1 Application-Declaration in
                                    File No. 70-8057

Dear Sirs:

                  We refer to post-effective amendment no. 9 (the "Amendment") to the Form U-1 Application-Declaration in File No. 70-8057 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), filed by West Texas Utilities Company ("WTU"), a Texas corporation and an electric public utility subsidiary of Central and South West Corporation, a Delaware corporation and a registered holding company, to extend its existing authority to issue first mortgage bonds from time to time through December 31, 2002 (the "Transactions"), as more fully described in the Application and the Amendment. We have acted as counsel for WTU in connection with the filing of the Amendment.

                  We have examined originals, or copies certified to our satisfaction, of such corporate records of WTU, certificates of public officials, certificates of officers and representatives of WTU and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certificates by officers of WTU and other appropriate persons and statements contained in the Amendment.

                  Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that, in the event that the proposed Transactions are consummated in accordance with the Application, as it may be amended, and subject to the assumptions and conditions set forth below:

                  1. All state laws applicable to the proposed Transactions as described in the Application and the Amendment will have been complied with.

                  2. The consummation of the proposed Transactions as described in the Application and the Amendment will not violate the legal rights of the lawful holders of any securities issued by WTU or any associate company of WTU.

                  The opinions expressed above in respect of the proposed Transactions as described in the Application and the Amendment are subject to the following assumptions or conditions:

                  a. The Transactions shall have been duly authorized and approved to the extent required by state law by the Board of Directors of the Companies.

                  b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Amendment to become effective with respect to the Transactions described therein.

                  c. The Transactions shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of any state commission or regulatory authority with respect thereto and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in effect at the closing thereof.

                  d. No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

                  We hereby consent to the use of this opinion as an exhibit to the Amendment.

                                           Very truly yours,

                                           MILBANK, TWEED, HADLEY & McCLOY